SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549


                                  FORM 8-K

                                                 COMMISSION FILE NUMBER
                                                       0-8730


                          AMERICAN INDUSTRIES, LTD.

ITEM 1  CONSENT OF CHANGE OF REGISTRANT

On March 31, 1998, George Balis, President of Registrant, acquired 3,859,221 shares of Registrant's common stock from Dorothy Monroe, which shares had been held by Zack Monroe (former President) and/or companies controlled by Zack Monroe and/or Dorothy Monroe. Said shares represent 19% of the issued and outstanding shares of registrant.

At the time fo such acquistion, George Balis owned 11,955,000 shares of Registrant's common stock. Accordingly, George Balis currently owns an aggregate of 15,814,221 shares representing 79% of Registrant's issued and outstanding shares. All of said shares will be issued in the name of George Balis, and/or companies owned or controlled by him.



ITEM 5  OTHER EVENTS



This will amend the previously filed report respecting Item 5:

Registrant's new address      Bank of America Center
as of March 31, 1998          101 Convention Center Drive
                              Suite 1212
                              Las Vegas, NV  89109
                              (702) 386-2633

Registrant's old address was  Bank of America Center
                              101 Convention Center Drive
                              Suite 845
                              Las Vegas, NV  89109
                              (702) 386-2633